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                                                                   Exhibit 5



May 14, 1999

The Valspar Corporation
1101 Third Street South
Minneapolis, Minnesota  55415

           Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as legal counsel to The Valspar Corporation (the "Corporation") in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offer and sale of unsecured debt securities of the Corporation having an aggregate initial offering price of up to $300,000,000 (the "Debt Securities").

     The Debt Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

     The Debt Securities are to be in the forms filed as Exhibit 4 (b) to the Registration Statement, with appropriate insertions, and are to be issued under an indenture in the form filed as Exhibit 4(a) to the Registration Statement, with appropriate insertions (the "Indenture"), to be entered into by the Corporation and a trustee or trustees to be named by the Corporation.

     We have examined or are otherwise familiar with the Corporation's Certificate of Incorporation, By-laws, the Registration Statement, the proceedings of the Corporation's Board of Directors and shareholders to date, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing and the assumptions that follow, we are of the opinion that:

     (i) upon the execution and delivery by the Corporation of the Indenture, the Indenture will become a valid and binding obligation of the Corporation;

     (ii) upon (a) the execution and delivery by the Corporation of the Indenture, (b) the completion of all required corporate proceedings relating to the issuance of Debt Securities, (c)


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The Valspar Corporation
May 14, 1999
Page 2


the due execution and delivery of the Debt Securities, and (d) the due authentication of the Debt Securities by a duly appointed trustee, such Debt Securities will be valid and binding obligations of the Corporation.

     The foregoing opinions assume that (a) the consideration for such Debt Securities shall have been received by the Corporation in accordance with applicable law; (b) the Indenture shall have been duly authorized, executed and delivered by all parties thereto other than the Corporation; (c) the Registration Statement shall have become effective under the Securities Act; and
(d) the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended. To the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     We have also assumed (a) the accuracy and truthfulness of all public records pertaining to the Corporation and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota, the corporation laws of the State of Delaware and the federal laws of the United States of America. To the extent that the governing law provision of a document may relate to the laws of a jurisdiction as to which we express no opinion, the opinions set forth herein are given as if the law of Minnesota governs such a document.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Opinions" with respect to the matters stated therein without implying or admitting that we are an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           /s/ Lindquist & Vennum

                                           LINDQUIST & VENNUM P.L.L.P.